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                                                                   EXHIBIT 10.18

                                PROMISSORY NOTE
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$150,000.00                                                     November 8, 2000
                                                      San Francisco,  California


THIS PROMISSORY NOTE ("Note"), is executed by Charles Picasso, an individual ("Maker"), in favor of Digital Island, Inc., a Delaware corporation (the "Company"), with its principal offices at 45 Fremont Street, 12th Floor, San Francisco, California 94105, in the principal sum of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00), upon the terms and conditions specified below.

     1.   Promise to Pay.  For value received, Maker promises to pay to the
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order of Company, at its principal offices at 45 Fremont Street, 12th Floor, San
Francisco, California 94105 the principal sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), upon the terms and conditions specified in this Note.

     2.   First Principal Payment.  A portion of unpaid balance of this Note in
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the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), shall be due and payable on the earlier to occur of (a) the closing date of the sale of Maker's real property commonly referred to as 185 Lookout Drive, City of Oakwood, Montgomery County, State of Ohio, as more particularly described on Exhibit A attached hereto (the "Ohio Property"), or (b) November 9, 2001.

     3.   Final Principal Payment.  The entire unpaid balance of this Note,
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together with all accrued and unpaid interest, shall become due and payable on
November 9, 2001.

     4.   Interest.  Simple interest shall accrue under the Note at the rate of
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eight percent (8%) per annum ("Loan Rate").

     5.   Application of Payment.  Payment shall be made in lawful tender of the
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United States, without notice from the Company, and shall be applied first to any accrued and unpaid interest (if any) due on this Note and the balance to principal. Prepayment of the principal may be made at any time without penalty.

     6.   Events of Acceleration.  The entire unpaid principal sum of this Note
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shall become immediately due and payable upon one or more of the following events:

     A. A. the failure of Maker to make any scheduled payment of principal or interest under this Note within three (3) business days following receipt of written notice that such payment was not made when due; or

     B. the failure of the Maker to make the final payment of principal on or before November 9, 2001 (i.e., there is no grace period); or

     C. the date the Maker ceases to actively and continuously render services to the Company on a full-time basis as an employee of the Company or its successor; or

     D. the sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise, of the Ohio Property or any portion thereof or interest therein, without the prior written consent of the Company; or
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     E.   the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker.

Upon any event resulting in acceleration, interest shall begin to accrue on the unpaid principal balance of this Note at the legal rate, compounded monthly.

     7.   Assignment of Wages.  On the date the Maker ceases to actively and
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continuously render services to the Company on a full-time basis as an employee of the Company or its successor, the Maker agrees that he shall execute an authorization permitting the Company to deduct from all amounts due from the Company to the Maker, including but not limited to base salary, bonus and other payments or benefits due to the Maker, amounts that the Company shall apply first to any accrued and unpaid interest (if any) on this Note and the balance to principal, except that the Maker shall remain entitled to receive wages earned at the federal minimum wage rate and any other amounts in excess of the amount of accrued and unpaid interest (if any) and principal then due on this Note.

     8.   Other Remedies.  All rights and remedies provided to the holder of
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this Note are cumulative and shall be in addition to all other rights and remedies of the holder under other documents, at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

     9.   Collection.  If any action, proceeding or other collection activity
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(whether informal or formal) is instituted to collect any amounts due and owing under this Note, the Maker promises to pay all costs and expenses (including reasonable attorneys' fees and court costs) incurred by the Company in connection with such action, proceeding or other collection activity.

     10.  Waiver.  No previous waiver and no failure or delay by the Company in
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acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver of any term of this Note or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

          The Maker hereby waives presentment, demand for payment, notice of dishonor, default or delinquency, notice of acceleration, notice of protest and non-payment, notice of costs, expenses or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

     11.  Conflicting Agreements.  In the event of any inconsistencies between
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the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.


     12.  Governing Law.  This Note shall be construed in accordance with the
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laws of the State of California.

     13.  Notices.  All notices and other communications provided for in this
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Note shall be in writing and be delivered by messenger, overnight air courier or registered or certified U.S. Mail with return receipt requested to the appropriate party at its address as follows:

                                      2.
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If to Maker:                       Mr. Charles Picasso
                                   45 Fremont Street
                                   12th Floor
                                   San Francisco, California 94105
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If to Company:                     Digital Island, Inc.
                                   45 Fremont Street
                                   12th Floor
                                   San Francisco, California  94105
                                   Attention:  Mr. Addo Barrows
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with a copy to:                    Brobeck, Phleger & Harrison LLP
                                   550 South Hope Street
                                   Suite 2100
                                   Los Angeles, California 90071
                                   Attention:  Jerry Walsh, Esq.
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          Addresses for notice may be changed from time to time by written notice to the other party. All communications shall be effective when actually received; provided, however, that nonreceipt of any communication as a result of a change of address of which the sending party was not notified or as a result of a refusal to accept delivery shall be deemed receipt of such communication.

     14.  Lawfulness of Interest Rate.  In the event that, at any time, the
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under this Note exceeds the maximum interest rate permitted by law with respect to such indebtedness, the interest rate applicable to such indebtedness shall be the maximum rate permitted by law.

     15.  Severability.  No provision of this Note that is held to be
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inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end, all provisions hereof are declared to be severable.

IN WITNESS WHEREOF, the Maker has execute this Note as of the date first written above.


                                           ____________________________
                                                       MAKER:

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